UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010 (March 30, 2010)

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 30, 2010, the management of CommScope, Inc. (the “Company”) and the board of directors of its subsidiary, Connectivity Solutions Manufacturing, Inc. (“CSMI”), committed to a plan to discontinue operations at the Company’s CSMI facility in Omaha, Nebraska and relocate manufacturing to one or more existing Company facilities in North America. The Company has elected to pursue this restructuring in order to better utilize its existing manufacturing capacity and reduce associated costs. The Company expects annualized pretax savings of approximately $18 million to $22 million upon completion of relocation and closure of the facility in late 2011. Approximately one-half of these annualized pretax savings are expected to be realized in 2011, primarily in the second half of the year.

The Company expects to incur total pretax restructuring costs of $45 million to $53 million to complete this facility relocation. Of this amount, cash costs are estimated to be $35 million to $40 million. The principal estimated costs related to this initiative are:

•	Employee-related costs of $35 million to $40 million;

•	Impairment charges of $8 million to $10 million related to the Omaha facility; and

•	Equipment relocation costs of $2 million to $3 million.

The Company expects to recognize the impairment charges and certain employee-related charges totaling approximately $20 million in the first quarter of 2010. The remaining charges are expected to be recognized between April 2010 and December 2011. The Company does not anticipate any material increase in capital spending to complete this relocation.

The actual costs and benefits, as well as the timing of implementation of this Omaha initiative, will be dependent on issues encountered during implementation, future business conditions and sales volumes, among other factors.

This Form 8-K includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and related laws. These forward-looking statements are identified by the use of certain terms and phrases including but not limited to “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “guidance” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other documents filed with the Securities and Exchange Commission, set forth more detailed information about the factors that may cause its actual results to differ, perhaps materially, from the views stated in such forward-looking statements. The Company is not undertaking any duty or obligation to update any forward-looking statements to reflect developments or information obtained after the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	CommScope, Inc. Press Release dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2010

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Jearld L. Leonhardt
Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit	Description
99.1	CommScope, Inc. Press Release dated March 31, 2010.